As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2744449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, Suite 120 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Marshall Fordyce, M.D.

President and Chief Executive Officer

8000 Marina Boulevard, Suite 120

Brisbane, California 94005

(650) 770-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet

Alexa M. Smith

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Vera Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 494,151 additional shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”) under the Vera Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2023, (ii) 895,892 shares of Class A Common Stock that may be issued upon the exercise of outstanding options granted under the 2021 Plan and (iii) 278,008 additional shares of its Class A Common Stock under the Vera Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan, the “Plans”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered (i) shares of its Class A Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on May 18, 2021 (File No. 333-256269) and (ii) additional shares of its Class A Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 28, 2022 (File No. 333-263899) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 28, 2023;

(b)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2023, January 30, 2023, February 2, 2023, and March 10, 2023; and

(c)

the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 11, 2021 (File No. 001-40407) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40407), filed with the Commission on May 18, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40407), filed with the Commission on May 18, 2021).

4.3	Form of Class A Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

4.4	Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its Stockholders, dated October 29, 2020 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on April 23, 2021).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Vera Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

99.2	Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Vera Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

99.3	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Vera Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

99.4	Vera Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, State of California, on March 28, 2023.

VERA THERAPEUTICS, INC.

By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Fordyce, M.D. and Sean Grant, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Fordyce Marshall Fordyce, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2023

/s/ Sean Grant Sean Grant	Chief Financial Officer (Principal Financial Officer)	March 28, 2023

/s/ Joseph Young Joseph Young	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 28, 2023

/s/ Michael M. Morrissey Michael M. Morrissey, Ph.D.	Chairperson of the Board	March 28, 2023

/s/ Andrew Cheng Andrew Cheng, M.D., Ph.D.	Director	March 28, 2023

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	March 28, 2023

/s/ Maha Katabi Maha Katabi, Ph.D.	Director	March 28, 2023

/s/ Patrick Enright Patrick Enright	Director	March 28, 2023

/s/ Scott Morrison Scott Morrison	Director	March 28, 2023

/s/ Kimball Hall Kimball Hall	Director	March 28, 2023